UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 12, 2008

LEHMAN BROTHERS HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-9466	13-3216325
(Commission File Number)	(IRS Employer Identification No.)

745 Seventh Avenue	10019
New York, New York	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(212) 526-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03        Material Modifications to Rights of Security Holders.

                On February 12, 2008, Lehman Brothers Holdings Inc. (the “Company”) issued 759,000 shares (the “Shares”) of the Company’s 7.95% Non-Cumulative Perpetual Preferred Stock, Series J, par value of $1.00 per share and with liquidation preference of $2,500.00 per share (the “Series J Preferred Stock”), which Shares were deposited against delivery of 75,900,000 depositary receipts (“Depositary Receipts”), each evidencing a depositary share (“Depositary Share”) representing 1/100th of a Share, issued by Computershare Trust Company, N.A., as Depositary.

                Under the terms of the Series J Preferred Stock, the ability of the Company to pay dividends on, make distributions with respect to, or to redeem, purchase or acquire, or make a liquidation payment on its common stock or any preferred stock ranking on a parity with or junior to the Series J Preferred Stock, will be subject to certain restrictions in the event that the Company does not declare dividends on the Series J Preferred Stock during any dividend period.  The terms of Preferred Stock are more fully described in the Certificate of Designations (the “Certificate of Designations”) establishing the rights, preferences, privileges, qualifications, restrictions and limitations relating to the Series J Preferred Stock.

                A copy of the Certificate of Designations is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.03        Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.

                On February 12, 2008, the Company filed the Certificate of Designations with the Secretary of State of the State of Delaware, establishing the rights, preferences, privileges, qualifications, restrictions and limitations relating to the Series J Preferred Stock.  The Certificate of Designations became effective with the Secretary of State of the State of Delaware upon filing.

                A copy of the Certificate of Designations is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01        Other Events.

                On February 12, 2008, Company completed the issuance and sale of 759,000 Shares, which Shares were deposited against delivery of 75,900,000 Depositary Receipts, pursuant to an underwriting agreement dated February 5, 2008 (the “Underwriting Agreement”) between the Company and Lehman Brothers Inc., as representative, and the other several underwriters named therein. The sale of the Depositary Shares was made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-134553) filed with the Securities and Exchange Commission.

                On February 12, 2008, in connection with the sale of the Depositary Shares described above, the Company entered into a replacement capital covenant (the “RCC”), pursuant to which the Company covenanted to the holders of certain long-term unsecured subordinated indebtedness that neither the Company nor any subsidiary of the Company will redeem or purchase the Depositary Shares or shares of the Series J Preferred Stock before February 15, 2023, except pursuant to the terms and conditions set forth in the RCC.

                A copy of the RCC is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits.

(d) Exhibits

3.1                                 Certificate of Designations of Lehman Brothers Holdings Inc., establishing the rights, preferences, privileges, qualifications, restrictions and limitations relating to the 7.95% Non-Cumulative Perpetual Preferred Stock, Series J

99.1                           Replacement Capital Covenant dated February 12, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEHMAN BROTHERS HOLDINGS INC.

By:	/s/ James J. Killerlane III
James J. Killerlane III Vice President

Date: February 12, 2008

EXHIBIT INDEX

Exhibit No.	Exhibit
3.1

Certificate of Designations of Lehman Brothers Holdings Inc. establishing the rights, preferences, privileges, qualifications, restrictions and limitations relating to the 7.95% Non-Cumulative Perpetual Preferred Stock, Series J

99.1	Replacement Capital Covenant dated February 12, 2008